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                                                                         7/13/95
                                                                       EXHIBIT 8


                                        July 27, 1995



Northwestern Public Service Company
33 Third Street S.E.
Huron, South Dakota  57350-1318

     and

NWPS Capital Financing I
c/o Northwestern Public Service Company
33 Third Street S.E.
Huron, South Dakota  57350-1318

          Re:  Registration Statement on Form S-3;
               Registration No. 33-60423

Ladies and Gentlemen:

               We have acted as special tax counsel for Northwestern Public Service Company, a Delaware corporation ("Company"), and NWPS Capital Financing I, a Delaware statutory business trust sponsored by the Company (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of the above-captioned registration statement on Form S-3 (the "Registration Statement"), for the purpose of registering, among other things, preferred securities (the "Preferred Securities") of the Trust, junior subordinated deferrable interest debentures of the Company (the "Debentures") and the Company's guarantee of the Preferred Securities. In connection therewith, we have participated in the preparation of, and have reviewed, the Registration Statement, including the prospectus therein (the "Prospectus") and the form of prospectus supplement for the Preferred Securities (the "Prospectus Supplement") included therewith.

               We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, (i) the form of subordinated debt securities indenture (the "Indenture") between the Company and The Chase Manhattan Bank (N.A.), as trustee, (ii) the form of supplemental indenture to be used in connection with the issuance of the Debentures (the "Supplemental Indenture") which are to be purchased with the proceeds from the sale of the Preferred Securities, which Supplemental Indenture includes the form of the Debentures, (iii) the form of declaration of trust for the Trust (the "Declaration") which includes the form of the Preferred Securities to be issued under the Declaration, (iv) the form of the Company's guarantee with respect to the Preferred Securities, and (v) certain other relevant documents used in connection with the issuance of the Debentures and the Preferred Securities (collectively, the "Operative Documents").

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Northwestern Public Service Company
July 27, 1995
Page 2


               Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, in all material respects, the discussion in the Prospectus Supplement under the heading "United States Federal Income Taxation" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "United States Federal Income Taxation" in the Prospectus Supplement.

                                   Very truly yours,

                                   SCHIFF HARDIN & WAITE


                                   By: /s/ James M. Van Vliet, Jr.
                                      -----------------------------------
                                            James M. Van Vliet, Jr.